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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 24, 2003 (except for Note 6 and Note 8, as to which the date is November 19, 2003), accompanying the financial statements of Spescom Software Inc. (formerly, Altris Software, Inc.) appearing in the 2003 Form 10-K for the year ended September 30, 2003, which is incorporated by reference in this Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement.

/s/ GRANT THORNTON LLP

Irvine, California
April 5, 2004

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  Exhibit 23.2